NEWSRELEASE

Exhibit 99.1

NASDAQ-GM — “TEAM”

FOR IMMEDIATE RELEASE, Monday, August 7, 2006

TechTeam Global Reports Second Quarter 2006 Financial Results

SOUTHFIELD, MICHIGAN, August 7, 2006…TechTeam Global, Inc. (the “Company”) (NASDAQ: TEAM), a global provider of information technology and business process outsourcing services, today reported a net loss of $(75,000), or $(0.01) per diluted common share for the three months ended June 30, 2006, compared to net income of $1.6 million, or $0.16 per diluted common share for the same period last year.

Significant items contributing to the second quarter performance include:

•	IT outsourcing revenue increased 9.5% from the second quarter of 2005 as ramp-up continued with new customers obtained in the fourth quarter of 2005.

•

Second quarter gross margin suffered due to expenses incurred in the ramp-up of the aforementioned new clients and a decrease in revenue and related gross profit in Government Technology Services and IT Consulting and Systems Integration.

•

Certain legal and professional fees recorded to selling, general, and administrative expense totaling $851,000 reduced net earnings by $0.06 per share in the second quarter of 2006. These fees related to a previously reported shareholder complaint and proxy contest and the settlement agreement resolving these matters. See the table following the financial statements contained in this press release for a reconciliation of second quarter and year-to-date earnings excluding these items to net income (loss).

Commenting on today’s announcement, Chris Brown, President and Chief Executive Officer, stated, “We are continuing our work to stabilize the Company and prepare for future growth. During the first half of 2006, we successfully navigated some considerable distractions and have emerged with a strengthened management team and a talented Board of Directors. I am particularly pleased that our pipeline continues to grow, our expansion into new geographies is continuing, and our sales team is gaining traction, particularly in the Americas. Nevertheless, our results are disappointing, and there is much to do in the coming quarters to improve our performance.

“We are all committed to forging new discipline and process improvements that will prepare us for long-term, profitable growth,” Brown continued. “We are also committed to investing in the right infrastructure and personnel that can help us realize this goal. While these adjustments will take time, I believe they will be critical to delivering long-term shareholder value creation.”

27335 West 11 Mile Road, Southfield, Michigan 48034 • Telephone (248) 357-2866 • Fax (248) 357-2570 • www.techteam.com

Total revenue decreased 3.3% to $40.9 million for the three months ended June 30, 2006, from $42.3 million for the same period in 2005. Excluding revenue contributed by TechTeam Akela SRL (“Akela”), acquired on October 3, 2005, total revenue decreased 5.8% to $39.8 million for the three months ended June 30, 2006. The year-over-year decline in revenue is primarily attributable to the conclusion of certain contracts in Government Technology Services, which provided $2.0 million in revenue in the second quarter of 2005, and the wind-down of certain systems implementation and training projects in the Company’s IT Consulting and Systems Integration segment.

Gross profit decreased 11.5% to $9.7 million for the three months ended June 30, 2006, from $11.0 million for the same period in 2005. The Company’s gross margin (gross profit expressed as a percentage of revenue) decreased to 23.8% for the three months ended June 30, 2006, from 26.0% for the same period in 2005. The Company’s gross profit and gross margin for the three months ended June 30, 2006 were negatively affected by the ramp-up of two major IT outsourcing contracts, and the aforementioned decline in revenue and related gross profit in the Company’s other two main business segments.

Selling, general, and administrative (“SG&A”) expense was $9.9 million for the three months ended June 30, 2006, or 24.2% of the Company’s total revenue. SG&A expense was $8.9 million, or 21.0% of revenue, for the same period in 2005. The year-over-year increase in SG&A expense is primarily attributable to legal and professional fees related to a previously-reported complaint filed by a shareholder, the related proxy contest, and the settlement of these matters ($851,000), and expenses resulting from the acquisition of Akela ($285,000). No amounts have been recorded in the Company’s financial statements in the second quarter of 2006 for any potential liability to former executives of the Company as a result of the end of their employment with the Company.

As a result of the aforementioned items, operating income declined to a loss of $(166,000) for the three months ended June 30, 2006, from income of $2.1 million for the same period in 2005. The Company’s operating income for the three months ended June 30, 2006 was negatively affected by the ramp-up of new clients, a decline in revenue, and the increase in legal and professional fees expense.

Other components of TechTeam Global’s second quarter 2006 performance include the following:

•

Revenue from the Company’s European operations increased 8.4% to $13.8 million for the three months ended June 30, 2006, from $12.7 million during the same period in 2005, primarily due to the acquisition of Akela. Excluding the revenue contributed by Akela, revenue growth from the Company’s European operations was flat for the three months ended June 30, 2006, as compared to the same period in 2005.

•

Net cash provided by operating activities was $2.1 million for the three months ended June 30, 2006, versus cash used by operating activities of $(4.8 million) for the same period in 2005. Cash flow from operating activities in the second quarter of 2005 was adversely affected by a temporary increase in net working capital of $6.0 million for the quarter resulting from an increase in the Company’s account receivable, which returned to normal levels during the third quarter of 2005. Our working capital as of June 30, 2006 remains consistent with working capital at March 31, 2006 and December 31, 2005.

•

For the three months ended June 30, 2006, earnings before interest, taxes, depreciation, and amortization expense (“EBITDA”) from continuing operations was $991,000, or 2.4% of revenue, compared with EBITDA from continuing operations of $3.6 million, or 8.4% of revenue, for the same period in 2005.

The Company believes EBITDA is an important “non-GAAP” measure of the Company’s financial performance. EBITDA presents information on earnings that may be more comparable to companies with different finance structures, capital investments, or capitalization and depreciation policies. The most closely related GAAP measure is operating income. Some financial analysts also use EBITDA to assist in the determination of a company’s possible market valuation. (See the table following the financial statements contained in this press release for a reconciliation of operating income to EBITDA.)

•

Total cash and cash equivalents were $28.3 million as of June 30, 2006, while long-term debt was $7.1 million as of the same date. This represents $2.06 in net cash and cash equivalents per common share outstanding as of the end of the second quarter of 2006.

•	As of June 30, 2006, the Company had 10,288,352 common shares issued and outstanding.

TechTeam Global, Inc. will host an investor teleconference to discuss its second quarter 2006 financial results at 4:30 p.m. EDT, today, Monday, August 7, 2006. To participate in the teleconference, including the question and answer session that will follow the results announcement and discussion, please call 800-901-5247 (Outside the United States, call +617-786-4501). When prompted, enter the passcode: 51806743.

To access a simultaneous Web cast of the teleconference, go to the TechTeam Global Web site at www.techteam.com/investors and click on the Web cast icon. From this site, you can download the necessary software and listen to the teleconference. TechTeam encourages you to review the site before the teleconference to ensure that your computer is configured properly.

A taped replay of the call will be available beginning at approximately 6:30 p.m. EDT, Monday, August 7, 2006. This toll-free replay will be available until 11:59 p.m. EDT, Monday, August 21, 2006. To listen to the teleconference replay, call 888-286-8010. (Outside the United States, call +617-801-6888). When prompted, enter the passcode: 53926240.

TechTeam Global, Inc. is a global provider of information technology and business process outsourcing services. The Company’s ability to integrate computer services into a flexible, total single-point-of-contact solution is a key element of its success. Partnerships with some of the world’s “best-in-class” corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: information technology support solutions, including IT outsourcing services, government technology services, IT consulting and systems integration, technical staffing, and learning services. For information about TechTeam Global, Inc. and its services, call 1-800-522-4451 or visit www.techteam.com. TechTeam’s common stock is traded on the NASDAQ Global Market under the symbol “TEAM.”

Safe Harbor Statement
The statements contained in this press release that are not purely historical, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding, among other things, the growth of the Company’s core business, revenue, and earnings performance going forward, management of overhead expenses, productivity, and operating expenses. Forward-looking statements may be identified by words including, but not limited to, “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the market’s acceptance of and demand for the Company’s offerings, competition, unforeseen expenses, the costs and risks associated with our global expansion and in executing an offshore strategy, demands upon and consumption of the Company’s cash and cash equivalent resources or changes in the Company’s access to working capital, currency fluctuations, changes in the quantity of the Company’s common stock outstanding, regulatory changes and other factors affecting the financial constraints on the Company’s clients, economic factors specific to the automotive industry, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, unforeseen or unplanned delays in the Company’s ability to consummate acquisitions, and the Company’s ability to successfully integrate acquisitions on a timely basis. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review all aspects of the Company’s Reports on Forms 8-K, 10-Q, and 10-K filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the risks described therein from time to time.

Financial Tables to Follow on the Next Page

Financial Data

TechTeam Global, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,

	2006	2005	% Change	2006	2005	% Change

Revenue
IT outsourcing	$20,412	$18,640	9.5%	$39,509	$37,739	4.7%
Government technology services	11,702	14,218	(17.7)%	23,486	29,180	(19.5)%
IT consulting and systems integration	6,270	7,080	(11.4)%	13,473	12,931	4.2%
Other services	2,485	2,347	5.9%	4,998	4,473	11.7%

Total revenue	40,869	42,285	(3.3)%	81,466	84,323	(3.4)%

Cost of revenue
IT outsourcing	15,634	14,112	10.8%	29,890	28,298	5.6%
Asset impairment loss	—	—	—	580	—	—

Total IT outsourcing	15,634	14,112	10.8%	30,470	28,298	7.7%
Government technology services	8,419	9,962	(15.5)%	16,763	20,588	(18.6)%
IT consulting and systems integration	5,091	5,492	(7.3)%	10,448	10,305	1.4%
Other services	1,994	1,718	16.1%	4,015	3,423	17.3%

Total cost of revenue	31,138	31,284	(0.5)%	61,696	62,614	(1.5)%

Gross Profit	9,731	11,001	(11.5)%	19,770	21,709	(8.9)%
Selling, General and Administrative expense	9,897	8,871	11.6%	19,601	17,162	14.2%

Operating Income (Loss)	(166)	2,130	NM %	169	4,547	NM %
Net interest income	173	80		320	163
Foreign currency transaction gain (loss)	(106)	120		(98)	97

Income (Loss) before Income Taxes	(99)	2,330	NM %	391	4,807	NM %
Income tax provision (credit)	(24)	753		129	1,535

Income (Loss) from Continuing Operations	(75)	1,577	NM %	262	3,272	NM %
Income from discontinued operations, net of tax	—	1		—	56

Net Income (Loss)	$(75)	$1,578	NM %	$262	$3,328	NM %

(Continued on next page)

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,

	2006	2005	% Change		2006	2005	% Change

Net Income (Loss)	$(75)	$1,578	NM	%	$262	$3,328	NM	%

Diluted Earnings (Loss) per Common Share
Continuing operations	$(0.01)	$0.16			$0.03	$0.33

Discontinued operations	$0.00	$0.00			$0.00	$0.01

Total	$(0.01)	$0.16			$0.03	$0.33

Diluted weighted average common shares and common share equivalents	10,025	10,071			10,157	10,027

Condensed Consolidated Balance Sheet (unaudited)

(In thousands)

	June 30, 2006	December 31, 2005

Current Assets
Cash and cash equivalents	$28,269	$34,756
Accounts receivable, net	45,095	43,696
Other current assets	4,697	2,738

Total current assets	78,061	81,190

Net Property, Equipment, and Purchased Software	8,499	8,063
Other Assets
Goodwill	22,120	22,104
Intangibles, less accumulated amortization	10,226	11,213
Other	590	440

Total other assets	32,936	33,757

Total Assets	$119,496	$123,010

Current Liabilities
Accounts payable	$7,868	$12,753
Accrued payroll, related taxes, and withholdings	9,105	10,020
Accrued liabilities, taxes, and other	10,848	7,882

Total current liabilities	27,821	30,655

Long-Term Liabilities
Long-term debt	7,060	10,937
Deferred income tax liability	2,084	2,614
Other long-term liabilities	503	564

Total long-term liabilities	9,647	14,115

Shareholders’ Equity
Preferred stock	—	—
Common stock	103	99
Additional paid-in capital	70,573	69,148
Unamortized deferred compensation	—	(866)
Retained earnings	10,523	10,261
Accumulated other comprehensive income (loss)	829	(402)

Total shareholders’ equity	82,028	78,240

Total Liabilities and Shareholders’ Equity	$119,496	$123,010

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Six Months Ended June 30,

	2006	2005

Operating Activities
Net income	$262	$3,328
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	3,062	2,772
Other adjustments	(5,891)	(5,242)
Income from discontinued operations	—	(56)
Net operating cash flow from discontinued operations	66	67

Net cash provided by (used in) operating activities	(2,501)	869

Investing Activities
Purchase of property, equipment, and software, net	(2,174)	(1,677)
Cash paid for acquisitions, net of cash acquired	(468)	(21,687)

Net cash used in investing activities	(2,642)	(23,364)

Financing Activities
Proceeds from issuance of Company stock	1,927	2,795
Tax benefit from stock options	157	—
Payments on long-term debt and notes payable	(3,877)	(3,247)
Proceeds from issuance of long-term debt	—	15,000
Net financing cash flow from discontinued operation	—	(11)

Net cash provided by (used in) financing activities	(1,793)	14,537

Effect of exchange rate changes on cash and cash equivalents	449	(1,315)

Decrease in cash and cash equivalents	(6,487)	(9,273)
Cash and cash equivalents at beginning of period	34,756	40,436

Cash and cash equivalents at end of period	$28,269	$31,163

Reconciliation of Operating Income (Loss) to EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,

	2006	2005	2006	2005

Reconciliation of Operating Income (Loss) to EBITDA
Operating income (loss)	$(166)	$2,130	$169	$4,547
Depreciation and amortization	1,263	1,302	3,062	2,772
Foreign currency transaction gain (loss)	(106)	120	(98)	97

EBITDA from Continuing Operations	$991	$3,552	$3,133	$7,416

Reconciliation of Second Quarter and Year-to-Date Earnings
Excluding Special Items to Net Income (Loss)

(In thousands, except per share data)

	After-Tax Earnings	Earnings (Loss) per Share

Reconciliation of Second Quarter Earnings Excluding Special Items to Net Loss
Second quarter earnings excluding special items, net of tax of $274	$478	$0.05
Special item — Legal and professional fees, net of tax of $298	(553)	(0.06)

Net loss — Second Quarter	$(75)	$(0.01)

Reconciliation of Year-to-Date Earnings Excluding Special Items to Net Income
Year-to-date earnings excluding special items	$1,598	$0.16
Special items—
Asset impairment, net of tax of $203	(377)	(0.04)
Legal and professional fees, net of tax of $516	(959)	(0.09)

Total special items	(1,336)	(0.13)

Net income — Year-to-Date	$262	$0.03

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Contacts:

TechTeam Global, Inc.	TechTeam Global, Inc.
Marc J. Lichtman	Norma F. Robbins
Vice President, Chief Financial Officer and Treasurer	Investor Relations Manager
(248) 357-2866	(248) 357-2866
marc.lichtman@techteam.com	nrobbins@techteam.com